Exhibit 10(b)
AMENDMENT NUMBER TWO
TO THE
HARRIS CORPORATION
2005 SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

WHEREAS, Harris Corporation, a Delaware corporation (the “Corporation”), heretofore has adopted and maintains the Harris Corporation 2005 Supplemental Executive Retirement Plan, as amended and restated effective November 28, 2011 (the “Plan”);
WHEREAS, pursuant to Section 8.1 of the Plan, the Employee Benefits Committee of the Corporation (the “Employee Benefits Committee”) has the authority to adopt non-material amendments to the Plan;
WHEREAS, the Employee Benefits Committee desires to amend the Plan to clarify its provisions regarding termination of the Plan; and
WHEREAS, the Employee Benefits Committee has determined that the above-described amendment is non-material.
NOW, THEREFORE, BE IT RESOLVED, that Section 8.1 of the Plan hereby is amended, effective as of the date hereof, as follows:
Section 8.1. Amendment and Termination. Subject to Section 6.7, (i) at any time the Compensation Committee may adopt amendments to the SERP (irrespective of whether such amendments are material or nonmaterial) or may terminate the SERP (in its entirety or in part), and (ii) at any time the Committee may adopt nonmaterial amendments to the SERP or may terminate the SERP with respect to Participants who have experienced a “change in control event” within the meaning of Treasury Regulation §1.409A-3(i)(5). To the extent consistent with the rules relating to plan termination and liquidation under section 409A of the Code, the Compensation Committee or Committee, as applicable, may provide that following the termination of the SERP (or portion thereof), each impacted Participant or beneficiary shall receive a single sum payment in cash equal to the balance of his or her vested Account. The single sum payment shall be made within sixty (60) days following the date the SERP (or portion thereof) is terminated and shall be in lieu of any other benefit which may be payable to the Participant or beneficiary under the SERP. Unless so distributed, in the event of a SERP termination, the Corporation shall continue to maintain Participant Accounts until distributed pursuant to the terms of the SERP. Notwithstanding the foregoing, no amendment or termination of the SERP shall reduce or cancel any vested amount credited to any Participant’s Account.

APPROVED by the HARRIS CORPORATION EMPLOYEE BENEFITS COMMITTEE on this 16th day of December, 2016.

/s/ Adam Histed
Adam Histed, Chairperson

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